Portillo’s Inc. Announces Fourth Quarter and Fiscal Year 2025 Financial Results

Oak Brook, IL— February 24, 2026—Portillo’s Inc. (“Portillo’s” or the “Company”) (NASDAQ: PTLO), the one-of-a-kind restaurant concept known for its menu of Chicago-style favorites, today reported financial results for the fourth quarter and fiscal year ended December 28, 2025.

Fourth Quarter 2025 Performance Highlights (vs. Fourth Quarter 2024):

•Total revenue of $185.7 million, an increase of 0.6% or $1.1 million
•Same-restaurant sales decrease of -3.3%
•Operating income of $10.3 million, a decrease of $3.5 million
•Net income of $6.3 million, a decrease of $6.2 million
•Restaurant-Level Adjusted EBITDA(1) of $40.6 million, a decrease of $4.7 million
•Adjusted EBITDA(1) of $24.7 million, a decrease of $0.5 million

Fiscal 2025 Performance Highlights (vs. Fiscal 2024):

•Total revenue of $732.1 million, an increase of 3.0% or $21.5 million
•Same-restaurant sales decrease of -0.5%
•Operating income of $43.7 million, a decrease of $14.4 million
•Net income of $21.1 million, a decrease of $14.0 million
•Restaurant-Level Adjusted EBITDA(1) of $158.4 million, a decrease of $9.7 million
•Adjusted EBITDA(1) of $97.3 million, a decrease of $7.4 million

(1) Adjusted EBITDA and Restaurant-Level Adjusted EBITDA are non-GAAP measures. Please see definitions and the reconciliations of these non-GAAP measures accompanying this release.

"Portillo's took a number of steps in the fourth quarter to change the trajectory of the business by implementing a reset of our new restaurant growth strategy, refocusing on operational fundamentals and deploying more dynamic marketing tactics," said Mike Miles, Chairman of the Board and Interim CEO. "We are encouraged by the early results of these initiatives and look forward to further improvement in 2026 under the leadership of new CEO Brett Patterson."

Fourth Quarter 2025 Financial and Operating Results

Revenues for the quarter ended December 28, 2025 were $185.7 million compared to $184.6 million for the quarter ended December 29, 2024, an increase of $1.1 million or 0.6%. The increase in revenues was primarily attributed to the opening of eight restaurants in fiscal 2025 and six restaurants in the fourth quarter of 2024, partially offset by a decrease in our same-restaurant sales. Restaurants not in our Comparable Restaurant Base (as defined below) contributed $7.8 million of the total year-over-year increase. Same-restaurant sales decreased 3.3%, or $5.4 million in the quarter. The same-restaurant sales decline was attributable to a 3.3% decrease in transactions. Average check in the quarter was flat due to an approximate 2.3% increase in certain menu prices offset by a 2.3% decrease in product mix. For the purpose of calculating same-restaurant sales for the quarter ended December 28, 2025, sales for 80 restaurants that were open for at least 24 full fiscal periods were included in the Comparable Restaurant Base.
Total restaurant operating expenses for the quarter ended December 28, 2025 were $145.2 million compared to $139.4 million for the quarter ended December 29, 2024, an increase of $5.8 million or 4.2%. The increase was primarily driven by the opening of eight restaurants in fiscal 2025 and six restaurants in the fourth quarter of 2024. Additionally, food, beverage and packaging costs were negatively impacted by a 4.0% increase in commodity prices. The increase in labor expense was driven by incremental investments to support our team members and an increase in benefit expenses. Lastly, the increase in other operating expenses was primarily driven by the aforementioned opening of new restaurants, partially offset by lower cleaning expenses due to vendor renegotiation and travel expenses.
General and administrative expenses for the quarter ended December 28, 2025 were $19.4 million compared to $20.3 million for the quarter ended December 29, 2024, a decrease of $0.9 million or 4.4%. This decrease was primarily driven by lower variable-based compensation, partially offset by higher dead site costs.

Operating income for the quarter ended December 28, 2025 was $10.3 million compared to $13.8 million for the quarter ended December 29, 2024, a decrease of $3.5 million or 25.3% primarily due to the benefits of higher revenue being more than offset by the aforementioned expense factors.

Net income for the quarter ended December 28, 2025 was $6.3 million compared to a net income of $12.4 million for the quarter ended December 29, 2024, a decrease of $6.2 million or 49.5%. The decrease in net income was primarily due to a decrease in the tax receivable agreement liability adjustment of $5.6 million and a decrease in operating income of $3.5 million due to the aforementioned factors, partially offset by a decrease in income taxes of $2.7 million and interest expense of $0.4 million.

Restaurant-Level Adjusted EBITDA* for the quarter ended December 28, 2025 was $40.6 million compared to $45.2 million for the quarter ended December 29, 2024, a decrease of $4.7 million or 10.3%.

Adjusted EBITDA* for the quarter ended December 28, 2025 was $24.7 million compared to $25.2 million for the quarter ended December 29, 2024, a decrease of $0.5 million or 2.1%.

*A reconciliation of Restaurant-Level Adjusted EBITDA and Adjusted EBITDA and the nearest GAAP financial measure is included under “Non-GAAP Measures” in the accompanying financial data below.

Review of Fiscal 2025 Financial Results

Revenues for fiscal 2025 were $732.1 million compared to $710.6 million for fiscal 2024, an increase of $21.5 million or 3.0%. The increase in revenues was primarily attributed to the opening of eight restaurants during fiscal 2025 and ten restaurants in fiscal 2024. Restaurants not in our Comparable Restaurant Base (as defined below) contributed $27.4 million of the total year-over-year increase. The increase in revenues was partially offset by a same-restaurant sales decrease of 0.5%, or $2.9 million. The same-restaurant sales decline was attributable to a 2.5% decrease in transactions, partially offset by an increase in average check of 2.0%. The higher average check was primarily driven by an approximate 3.2% increase in menu prices, partially offset by a 1.2% decrease in product mix. To mitigate inflationary cost pressures, we implemented targeted menu price adjustments in 2025, including a 1.5% increase in January 2025, another 1.0% increase in in April 2025, and a 0.7% increase in June 2025. For the purpose of calculating same-restaurant sales for the year ended December 28, 2025, sales for 80 restaurants were included in the Comparable Restaurant Base.

Total restaurant operating expenses for fiscal 2025 were $573.7 million compared to $542.4 million for fiscal 2024, an increase of $31.2 million or 5.8%. The increase in restaurant operating expenses was driven by the opening of eight restaurants in fiscal 2025 and the opening of ten restaurants in fiscal 2024. Additionally, food, beverage and packaging costs was negatively impacted by a 3.9% increase in commodity prices. The increase in labor expense was driven by incremental investments to support our team members and an increase in benefit expenses. Other operating expenses increased in utilities, repair and maintenance expenses, and advertising expenses, partially offset by a decrease in cleaning expenses due to vendor renegotiation.

General and administrative expenses for fiscal 2025 were $77.1 million compared to $75.1 million for fiscal 2024, an increase of $2.1 million or 2.7%. This was primarily driven by $5.1 million of dead site costs, an increase in wages and benefits, higher professional fees, higher software licensing fees related to our enterprise resource planning (“ERP”) and human capital management (“HCM”) system implementations, and higher advertising expenses, partially offset by lower equity- and variable-based compensation.

Operating income for fiscal 2025 was $43.7 million compared to $58.0 million for fiscal 2024, a decrease of $14.4 million due to the benefits of higher revenue being more than offset by the aforementioned expense factors.

Net income for fiscal 2025 was $21.1 million compared to $35.1 million for fiscal 2024, a decrease of $14.0 million. The decrease in net income was primarily due to the aforementioned decrease in operating income of $14.4 million, a $6.2 million decrease in the Tax Receivable

Agreement liability adjustment, partially offset by a decrease in income tax expense of $3.8 million, and a decrease in interest expense of $2.8 million.

Restaurant-Level Adjusted EBITDA* for fiscal 2025 was $158.4 million compared to $168.1 million for fiscal 2024, a decrease of $9.7 million or 5.8%.

Adjusted EBITDA* for fiscal 2025 was $97.3 million compared to $104.8 million for fiscal 2024, a decrease of $7.4 million or 7.1%.

*A reconciliation of Restaurant-Level Adjusted EBITDA and Adjusted EBITDA and the nearest GAAP financial measure is included under “Non-GAAP Measures” in the accompanying financial data below.

Development Highlights

During fiscal 2025, we opened eight restaurants in five markets, for a total of 102 restaurants, including a restaurant owned by C&O. With the exception of one in-line restaurant and one Portillo's pickup restaurant, all new restaurant openings in 2025 were our RoTF 1.0 design, which is a smaller square footage prototype featuring a shorter, more efficient production line designed to reduce costs and provide excellent service to our guests. Subsequent to December 28, 2025, we opened two additional restaurants, bringing our total restaurant count to 104, as of the filing of this press release, including a restaurant owned by C&O of which Portillo’s owns 50% of the equity.

Below are the restaurants opened in fiscal 2025:

Location	Opening Month	Fiscal Quarter Opened
Tomball, Texas	July 2025	Q3 2025
Stafford, Texas	August 2025	Q3 2025
Grand Prairie, Texas	August 2025	Q3 2025
Middleton, Florida (In-Line)	August 2025	Q3 2025
Chandler, Arizona	November 2025	Q4 2025
Plainfield, Illinois (Pickup)	November 2025	Q4 2025
Kennesaw, Georgia	November 2025	Q4 2025
Lubbock, Texas	December 2025	Q4 2025

Fiscal 2026 Outlook

Based on current expectations, we are providing fiscal 2026 outlook as follows:

Current Targets
New Units	8 new units
Commodity inflation	Mid single digit
Labor inflation	3% to 3.5%
Restaurant-level adjusted EBITDA margin*	20.5% to 21%
General and administrative expenses	$80-$82 million
Adjusted EBITDA*	Flat vs. 2025
Capital expenditures	$55-$60 million
*We are unable to reconcile the financial target for adjusted EBITDA and restaurant-level adjusted EBITDA margin to net income/loss growth and operating income/loss margin, the respective corresponding U.S. GAAP measure, due to variability and difficulty in making accurate forecasts and projections and because not all information necessary to prepare the reconciliation is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information because we cannot accurately predict all of the components of the adjusted calculations and the non-GAAP measure may be materially different than the GAAP measure.

CEO Inducement Grant Under Nasdaq Listing Rule 5635(c)(4)

As previously announced, Brett Patterson joined the Company as President and Chief Executive Officer, effective February 23, 2026. In connection with his appointment and pursuant to the terms of his employment agreement, on February 23, 2026, the Company granted Mr. Patterson a one‑time sign‑on award of 69,084 restricted stock units (“RSUs”), with a grant‑date value of $400,000. The RSUs vest ratably over two years, subject to Mr. Patterson’s continued employment with the Company through each vesting date.

The RSU award was approved by the Compensation Committee of the Company’s Board of Directors and was granted as an inducement material to Mr. Patterson’s acceptance of employment with the Company. The award was made in accordance with, and in reliance upon, the employment inducement award exception provided under Nasdaq Listing Rule 5635(c)(4).

The following definitions apply to these terms as used in this release:

Change in Same-Restaurant Sales - The change in same-restaurant sales is the percentage change in year-over-year revenue for the Comparable Restaurant Base, which is defined as the number of restaurants open for at least 24 full fiscal periods. For the years ended December 28, 2025 and December 29, 2024, there were 80 and 71 restaurants in our Comparable Restaurant Base, respectively.

A change in same-restaurant sales is the result of a change in restaurant transactions, average guest check, or a combination of the two. We gather daily sales data and regularly analyze the guest transaction counts and the mix of menu items sold to strategically evaluate menu pricing and demand. Measuring our change in same-restaurant sales allows management to evaluate the performance of our existing restaurant base. We believe this measure provides a consistent comparison of restaurant sales results and trends across periods within our core, established restaurant base, unaffected by results of restaurant openings and enables investors to better understand and evaluate the Company’s historical and prospective operating performance.

Average Unit Volume - AUV is the total revenue (excluding gift card and Perks loyalty program breakage) recognized in the Comparable Restaurant Base, including C&O, divided by the number of restaurants in the Comparable Restaurant Base, including C&O, by period.

This key performance indicator allows management to assess changes in consumer spending patterns at our restaurants and the overall performance of our restaurant base.

Adjusted EBITDA and Adjusted EBITDA Margin - Adjusted EBITDA represents net income (loss) before depreciation and amortization, interest expense, interest income, and income taxes, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues, net. See also “Non-GAAP Financial Measures.”

Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin - Restaurant-Level Adjusted EBITDA is defined as revenue, less restaurant operating expenses, which include food, beverage and packaging costs, labor expenses, occupancy expenses and other operating expenses. Restaurant-Level Adjusted EBITDA excludes corporate level expenses and depreciation and amortization on restaurant property and equipment. Restaurant-Level Adjusted EBITDA Margin represents Restaurant-Level Adjusted EBITDA as a percentage of revenues, net. See also “Non-GAAP Financial Measures.”

For more information about the Company’s Non-GAAP measures, how they are calculated and reconciled and why management believes that they are useful, see “Non-GAAP Financial Measures” below.

Earnings Conference Call

The Company will host a conference call to discuss its financial results for the fourth quarter and fiscal year on Tuesday, February 24, 2026, at 10:00 AM ET. The conference call can be accessed live over the phone by dialing 877-407-3982. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 844-512-2921, and using passcode #13748479. The webcast replay will be available at investors.portillos.com shortly after the call has concluded.

About Portillo’s

Portillo’s (NASDAQ: PTLO) is a one-of-a-kind brand that has grown from a small hot dog trailer in Chicago to more than 100 restaurants across 11 states. Known for its unique menu of craveable Italian beef sandwiches, Chicago-style hot dogs, char-grilled burgers, fresh salads and iconic chocolate cake, Portillo’s is beloved in both its home of Chicagoland and across new and growing markets. Portillo’s operates a company-owned model of not just restaurants – but experience-focused destinations that blend dine-in, drive-thru, takeout and delivery to serve our guests with the food they crave. And now, after six decades of success and counting, Portillo’s is on a mission to bring its iconic food and unforgettable dining experience to guests across the country.

Guests can join Portillo’s Perks, the brand’s loyalty program, at Portillos.com/perks to earn and redeem delicious rewards. Every visit brings fans closer to exclusive perks, badges and surprise offers. Fans can also download the Portillo’s App for iOS or Android or visit Portillo’s website to order ahead for pickup or delivery and get the best dill on these bun-believably delicious Chicago-style favorites and more. Plus, Portillo’s ships its craveworthy food to all 50 states via its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business, and are based on currently available operating, financial and competitive information which are subject to various risks and uncertainties, so you should not place undue reliance on forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "commit," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•risks related to or arising from our organizational structure;
•risks of food-borne illness and food safety and other health concerns about our food;
•risks relating to the economy and financial markets, including in relation to trade and tax policy changes and other macroeconomic uncertainty, including, inflation, fluctuating interest rates, stock market volatility, recession concerns, and other factors;
•risks associated with onboarding a new Chief Executive Officer;
•the impact of unionization activities of our team members on our reputation, operations and profitability;
•risks associated with our reliance on certain information technology systems, including our new enterprise resource planning system, and potential failures or interruptions;
•risks associated with data, privacy, cyber security and the use and implementation of information technology systems, including our digital ordering and payment platforms for our delivery business;
•risks associated with increased adoption, implementation and use of artificial intelligence technologies across our business;
•the impact of competition, including from our competitors in the restaurant industry or our own restaurants;
•the increasingly competitive labor market and our ability to attract and retain the best talent and qualified employees, including executive officers and the other key team members;
•the impact of federal, state or local government regulations relating to privacy, data protection, advertising and consumer protection, building and zoning requirements, labor and employment matters, costs of or ability to open new restaurants, or the sale of food and alcoholic beverages;
•inability to achieve our growth strategy, including as a result of, among other things, the availability of suitable new restaurant sites in existing and new markets and opening of new restaurants at the anticipated rate and on the anticipated timeline;
•the impact of consumer sentiment and other economic factors on our sales;
•increases in food and other operating costs, tariffs and import taxes, and supply shortages; and
•other risks identified in our filings with the Securities and Exchange Commission (the “SEC”).

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s most recent Annual Report on Form 10-K, filed with the SEC. All of the Company’s SEC filings are available on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Chris Brandon, Vice President of Investor Relations
312.931.5578
cbrandon@portillos.com

Media Contact:
Sara Wirth, Director of Communications & PR
press@portillos.com

PORTILLO’S INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except common share and per common share data)

	Quarter Ended				Fiscal Years Ended
	December 28, 2025		December 29, 2024		December 28, 2025		December 29, 2024

REVENUES, NET	$185,745	100.0%	$184,609	100.0%	$732,066	100.0%	$710,554	100.0%

COST AND EXPENSES:
Restaurant operating expenses:
Food, beverage and packaging costs	64,234	34.6%	62,870	34.1%	251,705	34.4%	241,679	34.0%
Labor	48,220	26.0%	45,432	24.6%	191,691	26.2%	181,091	25.5%
Occupancy	10,120	5.4%	8,909	4.8%	40,631	5.6%	36,632	5.2%
Other operating expenses	22,597	12.2%	22,170	12.0%	89,637	12.2%	83,038	11.7%
Total restaurant operating expenses	145,171	78.2%	139,381	75.5%	573,664	78.4%	542,440	76.3%

General and administrative expenses	19,414	10.5%	20,303	11.0%	77,140	10.5%	75,089	10.6%
Pre-opening expenses	3,337	1.8%	3,966	2.1%	8,802	1.2%	9,236	1.3%
Depreciation and amortization	7,623	4.1%	6,568	3.6%	29,112	4.0%	27,297	3.8%
Net income attributable to equity method investment	(277)	(0.1)%	(306)	(0.2)%	(1,275)	(0.2)%	(1,229)	(0.2)%
Other loss (income), net	146	0.1%	864	0.5%	946	0.1%	(312)	—%
OPERATING INCOME	10,331	5.6%	13,833	7.5%	43,677	6.0%	58,033	8.2%
Interest expense	5,669	3.1%	6,033	3.3%	22,808	3.1%	25,616	3.6%
Interest income	(7)	—%	(105)	(0.1)%	(275)	—%	(309)	—%
Tax Receivable Agreement liability adjustment	(813)	(0.4)%	(6,425)	(3.5)%	(2,945)	(0.4)%	(9,149)	(1.3)%
INCOME BEFORE INCOME TAXES	5,482	3.0%	14,330	7.8%	24,089	3.3%	41,875	5.9%
Income tax (benefit) expense	(795)	(0.4)%	1,901	1.0%	2,997	0.4%	6,799	1.0%
NET INCOME	6,277	3.4%	12,429	6.7%	21,092	2.9%	35,076	4.9%
Net income attributable to non-controlling interests	164	0.1%	1,164	0.6%	1,747	0.2%	5,559	0.8%
NET INCOME ATTRIBUTABLE TO PORTILLO'S INC.	$6,113	3.3%	$11,265	6.1%	$19,345	2.6%	$29,517	4.2%

Income per common share attributable to Portillo’s Inc.:
Basic	$0.08		$0.18		$0.28		$0.48
Diluted	$0.08		$0.17		$0.27		$0.46

Weighted-average common shares outstanding:
Basic	71,944,092		63,192,284		68,821,447		61,050,437
Diluted	72,660,746		65,885,627		71,086,762		63,982,643

PORTILLO’S INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except common share and per common share data)

	December 28, 2025	December 29, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents and restricted cash	$19,963	$22,876
Accounts and tenant improvement receivables	16,502	14,794
Inventories	8,207	7,915
Prepaid expenses and other	6,844	7,066
Total current assets	51,516	52,651
Property and equipment, net	420,263	358,975
Operating lease assets	261,086	222,390
Goodwill	394,298	394,298
Trade names	221,725	223,925
Other intangible assets, net	23,391	26,098
Equity method investment	15,696	16,056
Deferred tax assets	211,267	197,409
Other assets	7,292	8,284
Total other assets	873,669	866,070
TOTAL ASSETS	$1,606,534	$1,500,086

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$43,210	$45,516
Current portion of long-term debt	6,250	11,250
Short-term debt	90,000	25,000
Current portion of Tax Receivable Agreement liability	7,910	7,686
Deferred revenue	7,472	7,032
Short-term operating lease liabilities	6,878	6,013
Accrued expenses	32,236	33,072
Total current liabilities	193,956	135,569
LONG-TERM LIABILITIES:
Long-term debt, net of current portion	237,977	275,422
Tax Receivable Agreement liability	344,524	316,893
Long-term operating lease liabilities	329,190	278,540
Other long-term liabilities	3,614	3,559
Total long-term liabilities	915,305	874,414
Total liabilities	1,109,261	1,009,983

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value per share, 10,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 380,000,000 shares authorized, and 71,971,736 and 63,674,579 shares issued and outstanding as of December 28, 2025 and December 29, 2024, respectively	720	637
Class B common stock, $0.00001 par value per share, 50,000,000 shares authorized, and 3,442,335 and 10,732,800 shares issued and outstanding as of December 28, 2025 and December 29, 2024, respectively	—	—
Additional paid-in-capital	404,603	357,295
Retained earnings	62,474	43,129
Total stockholders' equity attributable to Portillo's Inc.	467,797	401,061
Non-controlling interest	29,476	89,042
Total stockholders' equity	497,273	490,103
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,606,534	$1,500,086

PORTILLO’S INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Years Ended
	December 28, 2025	December 29, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,092	$35,076
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,112	27,297
Amortization of debt issuance costs and discount	692	873
Loss on sales of assets	434	528
Equity-based compensation	6,493	11,151
Deferred income tax expense	2,997	6,771
Tax Receivable Agreement liability adjustment	(2,945)	(9,149)
Gift card breakage	(857)	(852)
Asset impairment	2,200	657
Changes in operating assets and liabilities:
Accounts receivables	(1,537)	862
Receivables from related parties	25	(46)
Inventories	(292)	818
Other current assets	221	357
Operating lease asset	9,699	8,469
Accounts payable	316	11,284
Accrued expenses and other liabilities	310	1,827
Operating lease liabilities	(2,920)	(3,178)
Deferred lease incentives	5,282	5,553
Other assets and liabilities	1,589	(258)
NET CASH PROVIDED BY OPERATING ACTIVITIES	71,911	98,040
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(90,435)	(88,191)
Other	242	77
NET CASH USED IN INVESTING ACTIVITIES	(90,193)	(88,114)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term debt, net	65,000	10,000
Payments of long-term debt	(41,875)	(5,625)
Proceeds from equity offering, net of underwriting discounts	—	114,960
Repurchase of outstanding equity / Portillo's OpCo units	—	(114,960)
Distributions paid to non-controlling interest holders	(1,291)	(838)
Proceeds from stock option exercises	2,727	4,332
Employee withholding taxes related to net settled equity awards	(1,046)	(1,433)
Proceeds from Employee Stock Purchase Plan purchases	453	508
Payments of Tax Receivable Agreement liability	(7,686)	(4,432)
Payment of deferred financing costs	(1,263)	—
Contributions from non-controlling interests	350	—
NET CASH PROVIDED BY IN FINANCING ACTIVITIES	15,369	2,512
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(2,913)	12,438
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF THE PERIOD	22,876	10,438
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE PERIOD	$19,963	$22,876

PORTILLO’S INC
SELECTED OPERATING DATA AND NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Fiscal Years Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Total Restaurants (a)	102	94	102	94
AUV (in millions) (a)	N/A	N/A	$8.5	$8.7
Change in same-restaurant sales (b)(c)	(3.3)%	0.4%	(0.5)%	(0.6)%
Adjusted EBITDA (in thousands) (b)	$24,669	$25,205	$97,331	$104,760
Adjusted EBITDA Margin (b)	13.3%	13.7%	13.3%	14.7%
Restaurant-Level Adjusted EBITDA (in thousands) (b)	$40,574	$45,228	$158,402	$168,114
Restaurant-Level Adjusted EBITDA Margin (b)	21.8%	24.5%	21.6%	23.7%
(a) Includes a restaurant that is owned by C&O of which Portillo’s owns 50% of the equity. Total restaurants indicated are as of December 28, 2025.
(b) Excludes C&O.
(c) Due to the 14th week in the fourth quarter of 2023, same-restaurant sales for the fourth quarter 2024 compares the 13 weeks from September 30, 2024 through December 29, 2024 to the 13 weeks from October 2, 2023 through December 31, 2023. Due to the 53rd week in fiscal 2023, same-restaurant sales for fiscal 2024 compares the 52 weeks from January 1, 2024 through December 29, 2024 to the 52 weeks from January 2, 2023 through December 31, 2023.

PORTILLO’S INC.
NON-GAAP FINANCIAL MEASURES

To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA Margin, and Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin. Accordingly, Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin are not required by, nor presented in accordance with GAAP, but rather are supplemental measures of operating performance of our restaurants. You should be aware that these measures are not indicative of overall results for the Company and that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. These measures are supplemental measures of operating performance and our calculations thereof may not be comparable to similar measures reported by other companies. These measures are important measures to evaluate the performance and profitability of our restaurants, individually and in the aggregate, but also have important limitations as analytical tools and should not be considered in isolation as substitutes for analysis of our results as reported under GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents net income (loss) before depreciation and amortization, interest expense, interest income, and income taxes, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues.

We use Adjusted EBITDA and Adjusted EBITDA Margin (i) to evaluate our operating results and the effectiveness of our business strategies, (ii) internally as benchmarks to compare our performance to that of our competitors and (iii) as factors in evaluating management’s performance when determining incentive compensation.

We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance because they eliminate the impact of expenses that do not relate to our core operating performance.

We are unable to reconcile the long-term outlook for Adjusted EBITDA to net income (loss), the corresponding U.S. GAAP measure, due to variability and difficulty in making accurate forecasts and projections and because not all information necessary to prepare the reconciliation is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information because we cannot accurately predict all of the components of the adjusted calculations and the non-GAAP measure may be materially different than the GAAP measure.

Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin

Restaurant-Level Adjusted EBITDA is defined as revenue, less restaurant operating expenses, which include cost of goods sold (excluding depreciation and amortization), labor expenses, occupancy expenses and other operating expenses. Restaurant-Level Adjusted EBITDA excludes corporate level expenses and depreciation and amortization on restaurant property and equipment. Restaurant-Level Adjusted EBITDA Margin represents Restaurant-Level Adjusted EBITDA as a percentage of revenue.

We believe that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin are important measures to evaluate the performance and profitability of our restaurants, individually and in the aggregate.

See below for a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA and Adjusted EBITDA Margin (in thousands):

	Quarter Ended		Fiscal Years Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net income	$6,277	$12,429	$21,092	$35,076
Net income margin	3.4%	6.7%	2.9%	4.9%
Depreciation and amortization	7,623	6,568	29,112	27,297
Interest expense	5,669	6,033	22,808	25,616
Interest income	(7)	(105)	(275)	(309)
Income tax (benefit) expense	(795)	1,901	2,997	6,799
EBITDA	18,767	26,826	75,734	94,479
Deferred rent (1)	1,970	1,398	6,840	5,255
Equity-based compensation	2,205	1,928	6,493	11,151
Cloud-based software implementation costs (2)	—	166	267	679
Amortization of cloud-based software implementation costs (3)	285	219	1,091	586
Other loss (4)	187	1,054	2,635	1,184
Transaction-related fees and expenses (5)	—	39	742	575
Strategic realignment costs (6)	2,068	—	6,474	—
Tax Receivable Agreement liability adjustment (7)	(813)	(6,425)	(2,945)	(9,149)
Adjusted EBITDA	$24,669	$25,205	$97,331	$104,760
Adjusted EBITDA Margin (8)	13.3%	13.7%	13.3%	14.7%
(1) Represents the difference between cash rent payments and the recognition of straight-line rent expense recognized over the lease term.
(2) Represents non-capitalized third-party consulting and software licensing costs incurred in connection with the implementation of a new ERP and HCM systems which are included within general and administrative expenses.
(3) Represents amortization of capitalized cloud-based ERP and HCM system implementation costs that are included within general and administrative expenses.
(4) Represents loss on disposal of property and equipment, a legacy Barnelli's trade name impairment charge in fiscal 2025, and a technology asset impairment charge in fiscal 2024 included within other loss (income), net.
(5) Represents certain expenses that management believes are not indicative of ongoing operations, consisting primarily of certain professional fees included within general and administrative expenses.
(6) Fourth quarter 2025 represents $1.5 million of costs related to the Company's strategic reset of its development and growth plans, $0.4 million in connection with the departure of our Chief Development Officer (“CDO”), and $0.2 million in connection with the departure of our CEO. Fiscal 2025 represents $4.4 million in costs related to the Company's strategic reset of its development and growth plans, $1.7 million in connection with the departure of our CEO, and $0.4 million in connection with the departure of our CDO. These costs are included within general and administrative expenses.
(7) Represents remeasurement of the Tax Receivable Agreement liability.
(8) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenues, net.

See below for a reconciliation of operating income, the most directly comparable GAAP measure, to Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin (in thousands):

	Quarter Ended		Fiscal Years Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Operating income	$10,331	$13,833	$43,677	$58,033
Operating income margin	5.6%	7.5%	6.0%	8.2%
Plus:
General and administrative expenses	19,414	20,303	77,140	75,089
Pre-opening expenses	3,337	3,966	8,802	9,236
Depreciation and amortization	7,623	6,568	29,112	27,297
Net income attributable to equity method investment	(277)	(306)	(1,275)	(1,229)
Other loss (income), net	146	864	946	(312)
Restaurant-Level Adjusted EBITDA	$40,574	$45,228	$158,402	$168,114
Restaurant-Level Adjusted EBITDA Margin (1)	21.8%	24.5%	21.6%	23.7%
(1) Restaurant-Level Adjusted EBITDA Margin is defined as Restaurant-Level Adjusted EBITDA divided by Revenues, net.